Registration Statement No. 333-180300-03
Dated March 23, 2012
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. JPM-III TO PROSPECTUS SUPPLEMENT
DATED MARCH 23, 2012 TO PROSPECTUS DATED MARCH 23, 2012

Credit Suisse AG

Return Enhanced Notes (REN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or Equity Securities or Exchange Rates or a Basket
and
Buffered Return Enhanced Notes (BREN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or Equity Securities or Exchange Rates or a Basket
and
Dual Directional Buffered Return Enhanced Notes (DD-BREN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or Equity Securities or Exchange Rates or a Basket
and
Notes Linked to a Weighted Basket of Two or More Return Enhanced Components

The Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) and Notes linked to a weighted basket of two or more return enhanced components (either RENs, BRENs or DD-BRENs) offered by this product supplement, which we refer to as the “notes,” will may be linked to the performance of one or more indices, each of which we refer to as a “reference index,” one or more exchange traded funds, each of which we refer to as a “reference fund,” one or more equity securities, each of which we refer to as a “reference share,” of one or more issuers, each of which we refer to as a “reference share issuer,” and/or one or more currencies relative to a base currency, each of which we refer to as a “reference exchange rate,” or to a weighted basket of any of the foregoing. We refer to any such weighted basket as the “basket” and to each reference index, reference fund, reference share or reference exchange rate included in a basket as a “basket component.” If any underlying is replaced by a successor underlying as set forth herein (the “successor underlying”), such successor underlying will be substituted for such underlying for all purposes of the securities, as determined by the calculation agent in its sole discretion. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements such as American depositary shares or American depositary receipts in respect of foreign underlying securities (together, “ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. We refer generally to any reference index, reference fund, reference share, reference exchange rate or basket component as an “underlying.” If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply specifically to the notes, including any changes to the terms specified in this product supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The notes are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch. Any payment on the notes is subject to our ability to pay our obligations as they become due. The notes will not be listed on any securities exchange unless otherwise specified in the applicable pricing supplement.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is March 23, 2012.
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The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. The maturity date of the notes will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the payment at maturity will depend on either the performance of one or more underlyings or the performance of the basket and whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more return enhanced components, as described more fully in this product supplement. For information regarding the calculation of your payment at maturity, see “Description of the Notes—Payment at maturity.” Any payment at maturity you will be entitled to receive is subject to our ability to pay our obligations as they become due.

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these notes in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant pricing supplement, the underlying supplement, as applicable, this product supplement or the accompanying prospectus supplement or prospectus (collectively, the “offering documents”) and the offering of the notes in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these notes and we are not soliciting an offer to buy these notes in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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SUMMARY

The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the Return Enhanced Notes (“REN”), the Buffered Return Enhanced Notes (“BREN”), the Dual Directional Buffered Return Enhanced Notes (“DD-BREN”) and the Notes linked to a weighted basket of two or more return enhanced components and how is the payment at maturity calculated?

The Return Enhanced Notes, Buffered Return Enhanced Notes, Dual Directional Buffered Return Enhanced Notes and Notes linked to a weighted basket of two or more return enhanced components, or the “notes,” are medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings, a basket or two or more return enhanced components, as specified in the applicable pricing supplement. At maturity, you will be entitled to receive a cash payment equal to the payment at maturity, as described in this product supplement.

For a description of how the payment at maturity will be calculated, please refer to “Description of the Notes—Payment at maturity” herein. Specific terms relating to the calculation of any amount due on the notes will be set forth in the applicable pricing supplement.

Are there risks involved in investing in the notes?

An investment in the notes involves risks. Please see the “Risk Factors” section beginning on page PS-3.

Am I entitled to receive a repayment of the principal of my notes?

An investment in the notes does not guarantee you to a repayment of principal at, or prior to, maturity. In addition, any payment you are entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

Will I receive interest on the notes?

Unless otherwise specified in the applicable pricing supplement, you will not receive any interest payments on the notes for the entire term of the notes.

Will there be an active trading market in the notes?

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. Credit Suisse Securities (USA) LLC (“CSSU”) currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the United States federal income tax consequences of investing in the notes?

Please refer to “Material United States Federal Income Tax Considerations” herein for a discussion of material United States federal income tax considerations for making an investment in the notes.

RISK FACTORS

A purchase of the notes involves risks. This section describes significant risks relating to the notes. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the notes.

General Risks Relating to the Notes

The notes are subject to the credit risk of Credit Suisse

Although the return on the notes will be based on the performance of one or more underlyings or the basket, as applicable, the payment of any amount due on the notes, including any applicable interest payments or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the notes, and therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your notes prior to maturity.

The notes differ from conventional debt securities and do not guarantee the return of your investment

An investment in the notes does not guarantee the return of any of your investment at, or prior to, maturity, and you may receive less at maturity than you originally invested in the notes, or you may receive nothing. For notes that are RENs, if the final level of the relevant underlying or the basket, as applicable, is less than its initial level, you will be fully exposed to any depreciation in such underlying or the basket, as applicable. In the case of a REN, the payment at maturity you will be entitled to receive will be less than the principal amount of the notes, and you could lose your entire investment if the final level is less than the initial level. For notes that are BRENs or DD-BRENs, if the final level is less than the initial level by more than the buffer amount, you will be fully exposed to any depreciation in such underlying or the basket, as applicable, in excess of the buffer amount, and, if the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, you will be fully exposed to any such depreciation in excess of the buffer amount on a leveraged basis. In the case of a BREN or a DD-BREN, the payment at maturity you will be entitled to receive will be less than the principal amount of notes and you could lose your entire investment if the final level is less than the initial level by more than the buffer amount. For notes that are linked to a weighted basket of two or more return enhanced components, you may lose some or all of your investment if the component return for one or more of the return enhanced components is negative. Any payment you are entitled to receive at maturity is subject to our ability to satisfy our obligations as they become due. Please refer to “Description of the Notes—Payment at maturity” herein.

The notes do not pay interest

Unless otherwise specified in the applicable pricing supplement, we will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the payment at maturity is based on the performance of the relevant underlying or the basket, as applicable. Because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment at maturity is subject to our ability to pay our obligations as they become due.

An investment in the notes is not the same as a direct investment in any underlying or in the components included in or composing any underlying

Your return on the notes, whether positive or negative, will not reflect the return you would realize if you made a direct investment in any underlying or the components included in or composing any underlying and received payments made with respect to the underlying or such components. As an investor in the notes, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in or composing an underlying, as applicable. If any underlying is comprised of equity components, the payment of dividends on the equity securities which compose such underlying generally has no effect on the calculation of the level of such underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level of the underlyings on the relevant valuation date, and will not include the amount of any such payments. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any underlying or any component included in or composing such underlying or the basket, as applicable.

For notes linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Notes—Anti-dilution adjustments for the equity securities of a reference share issuer” and adjustments made for dividend payments on the reference funds will be limited to those adjustments described below under “Description of the Notes—Anti-dilution adjustments for a reference fund,” respectively.

The notes may pay less than the full underlying appreciation

If the notes are subject to a maximum return or a fixed payment percentage, the payment at maturity will be limited to such maximum return or such fixed payment percentage, even if the appreciation of the relevant underlying, basket or return enhanced component, as applicable, is greater than such maximum return or fixed payment percentage.

There is potential for magnified losses on underlying returns

For notes that are BRENs, DD-BRENs or notes linked to a weighted basket of two or more return enhanced components, any of which are BRENs or DD-BRENS, if the final level decreases from the initial level by more than the buffer amount, if any, specified in the applicable pricing supplement, you will be fully exposed to any depreciation in excess of the buffer amount. If the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, then you will be fully exposed to any depreciation in excess of the buffer amount on a leveraged basis. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 or 100% and the depreciation in the relevant underlying, the basket or the return enhanced component exceeds the buffer amount, if any, the loss on a percentage basis will exceed the actual depreciation on a percentage basis, which will in turn have a negative impact on your payment at maturity.

The payment at maturity may be dependent on the performance of the lowest performing underlying

If specified in the applicable pricing supplement, the payment at maturity may be dependent on the performance of the lowest performing of two or more underlyings. In this case, your notes will not be linked to a basket of the underlyings and therefore, you will be exposed to the performance of each individual underlying to the same extent. For example, if the applicable pricing supplement specifies that your notes are linked to three underlyings and the return will be based on the performance of the lowest performing underlying, the return on your investment will be negative if the level of one of the underlyings decreases during the term of the notes (and in the case of BRENs and DD-BRENs, if such decrease is greater than the buffer amount), even if level of two of the underlyings increase during the term of the notes.

The initial level of the relevant underlying or the basket, as applicable, may be determined on a date later than the pricing date

If so specified in the applicable pricing supplement, the initial level of the underlying or the basket, as applicable, may be determined on a date or dates after the pricing date. For example, the applicable pricing supplement may specify that the initial level of an underlying will be determined based on the lowest level or the average level for such underlying during the period from the pricing date to a specified lookback date. As a result, if the applicable pricing supplement so specifies, you will not know the initial level of the underlying until a date later than the pricing date.

The weight of each underlying or return enhanced component included in the basket may be determined on a date later than the pricing date

If so specified in the applicable pricing supplement, the weight of each underlying or return enhanced component included in the basket, as applicable, may be determined on a date or dates after the pricing date. For example, the applicable pricing supplement may specify that the weights of the underlyings or return enhanced component included in the basket will be determined based on the relative magnitude of the return of the underlying for each underlying on a specified valuation date. As a result, if the applicable pricing supplement so specifies, you will not know the weight assigned to each underlying until a date later than the pricing date, and you may not know the weight assigned to each underlying in the basket prior to the final applicable valuation date.

There may be little or no secondary market for the notes

The notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you. CSSU currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your notes to maturity.

The notes are not designed to be short-term trading instruments

The price at which you will be able to sell your notes prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying or the basket has appreciated during the term of the notes. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your notes to maturity.

The market value of the notes may be influenced by many factors that are unpredictable

Many factors, most of which are beyond our control, will influence the value of the notes and the price at which CSSU may be willing to purchase or sell the notes in the secondary market, including:

•	interest and yield rates in the market;

•	if applicable, whether a knock-out event has occurred or is expected to occur;

•
dividends or other distributions on any underlying or equity securities included in or composing any underlying (while not paid to the holders of the notes, dividend payments on an underlying or its components may influence the market prices of such underlying or its components and the market value of options on such underlying or its components, and therefore affect the value of the notes);

•	the expected and actual volatility of any underlying or basket; as applicable;

•	changes and adjustments made to any underlying, including any changes to an index tracked by a reference fund (a “tracked index”);

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and a variety of economic, financial, political and regulatory or judicial events that affect the components included in or composing any underlying or basket, as applicable, or markets generally and which may affect the level of any underlying or basket;

•
for notes linked to two or more underlyings or a basket, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlyings increase or decrease to the same degree at the same time) between the underlyings;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities and the ADSs included in or composing any underlying are denominated in a currency other than the currency in which such underlying is denominated;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

In the case of notes linked to a basket, the basket components may not be equally weighted

If the notes are linked to a basket, the basket components may have a different weight used in determining the level of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four basket components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33% and 29%. One consequence of such an unequal weighting of the basket components is that if a higher weighted basket component performs poorly and a lower weighted basket component performs well, the level of the basket will reflect the poor performance of the higher weighted basket component more than it reflects the strong performance of the lower weighted basket component, which may have an adverse effect on the value of the notes.

If the notes are linked to a basket, changes in the value of one or more of the basket components composing a basket may offset each other

If the notes are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may decline.

Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

If the notes are linked to two or more underlyings or a basket, movements in the values of the underlyings may be correlated or uncorrelated

High correlation of movements in the value of the underlyings during periods of negative returns among the underlyings could have an adverse effect on your return on the notes. However, the movements in the value of the underlyings may become uncorrelated in the future. Accordingly, at a time when the return of one or more of the underlyings increases, the return of the other underlyings may not increase as much or may even decline. See “—If the notes are linked to a basket, changes in the value of one or more of the basket components composing a basket may offset each other” above.

In addition, if the notes are linked to the lowest performing of two or more underlyings, to the extent that the underlyings are uncorrelated, the risk of a knock-out event or a decline in the value of at least one underlying will increase. For example, if the level of one underlying increases, the level of the other underlying may decrease, or vice versa. In this case, a lack of correlation could affect the value of the notes and the amount of any payment due on the notes.

For notes linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the applicable pricing supplement specifies that the notes are linked to the performance of more than one underlying, the notes may be linked to the individual performance of each underlying. In such case, because the notes are not linked to a basket, in which case the risk is mitigated and diversified among all of the basket components, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. For example, the applicable pricing supplement could specify that the notes are linked to a basket composed of two or more basket components, in which case the return would depend on the weighted aggregate performance of the basket components as reflected by any other basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of any other basket component, to the extent of the weightings of such components in a basket. In contrast, where the notes are linked to the lowest performing of two or more underlyings, the individual performances of each of the underlyings would not be combined to calculate your return, and the depreciation of any such underlying would not be mitigated by the appreciation of any other underlying. Instead, your return would depend on the lowest performing of the underlyings to which the notes are linked.

Our hedging activity may affect the market value of any underlying or the components included in or composing any underlying, and therefore the value of the notes

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the underlyings or the components included in or composing any such underlying, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or the components included in or composing such underlying. This hedging activity could affect the value of any underlying, and therefore the value of the notes. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the notes declines. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity

While the payment at maturity will be based on the full principal amount of your notes as described in the applicable pricing supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU, a result of such compensation or other transaction costs.

There may be potential conflicts of interest

We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to any component included in or composing any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the notes.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the notes, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

We and our affiliates may, now or in the future, engage in business with any reference share issuer or with the issuers of any equity securities included in or composing an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlyings, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying or some or all of the components included in or composing an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying and/or the level of such underlying and, consequently, the price of the notes and the amount of any payment on the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the notes, should make your own investigation into underlyings.

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked to (or related to spreads between) any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

The offering of any notes does not constitute an expression of our view about, or a recommendation of, any underlying or basket

The offering of any notes is not an expression of our views about how any underlying will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying or basket. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlyings that conflict with an investment in the notes. See “—There may be potential conflicts of interest” for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

We, our affiliates or agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes and any such research, opinions or recommendations could affect the level of any underlying or basket to which the notes are linked or the value of the notes

We, our affiliates or agents may publish research from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying or basket in the market and therefore the value of the notes.

Holdings and future sales of the notes by our affiliates may affect the value of the notes

Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the notes may fall. The negative effect of such sales on the prices of the notes could be pronounced because secondary trading in the notes is likely to be limited and illiquid.

The United States federal income tax consequences of the notes are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Material United States Federal Income Tax Considerations” in this product supplement.

General Risks Relating to the Underlyings

Historical performance of any underlying or the basket, as applicable, is not indicative of future performance

The future performance of any underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level or final level of any underlying or the basket will be at a level that would result in a positive return on your overall investment in the notes.

The final level for any underlying or the basket may be less than its closing level on the valuation date or at other times during the term of the notes

If specified in the applicable pricing supplement, the calculation agent will calculate the payment at maturity by comparing only the initial level and final level of any underlying or the basket, as applicable, on the valuation date or dates specified in the applicable pricing supplement. Because the final level for any underlying or the basket, as applicable, is calculated based on the closing level of such underlying or the basket, as applicable, on the valuation date or dates, the closing level of such underlying or the basket, as applicable, on the valuation date or dates or at other times during the term of the notes, including dates near the valuation date or dates, could be higher than the final level for such underlying or the basket, as applicable. This difference could be substantial if there is a significant increase or decrease in the closing level of any underlying or the basket, as applicable, after the final valuation date, around the time of a valuation date or if there is significant volatility in the closing level of such underlying or the basket, as applicable, during the term of the notes (especially on dates near the valuation date or dates). For example, when the valuation date is near the end of the term of the notes, if the closing level for such underlying or the basket, as applicable, increases or remains relatively constant early during the term of the notes and then decreases below the initial level, the final level may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the underlying or in the components composing any underlying.

We cannot assure you that the public information provided on the underlying is accurate or complete

All disclosure contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. Unless otherwise specified in the applicable pricing supplement, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to any underlying in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete, and are not responsible for public disclosure of information by any underlying (or its issuer or sponsor), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such underlying, will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning an underlying could affect the amount of any payment due on the notes. Any prospective purchaser of the notes should undertake an independent investigation of the one or more underlyings to which the notes are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

You have no rights against any sponsor, relevant exchange, reference share issuer or, if any underlying includes or is composed of equity-based components, any issuers of the equity securities that compose such underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities that compose such underlying. The notes are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of any underlying to track general market performance.

Unless otherwise provided in the applicable pricing supplement, any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the notes. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which any amount due on the notes is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the notes. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We cannot control the actions of any reference share issuer or of the issuers whose equity securities are included in or held by any underlying

We cannot control the actions of any reference share issuer or of the issuers of the equity securities included in or held by any underlying. Actions by such issuers may have an adverse effect on the value of an underlying and, consequently, on the value of the notes.

We and our affiliates generally do not have any affiliation with any relevant exchange, reference fund, reference index, reference share issuer or sponsor and are not responsible for its public disclosure of information

Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with any relevant exchange, reference fund, reference index, reference share issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund, reference index, reference share issuer or sponsor contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the reference fund, reference index, reference share issuer or sponsor.

Changes to an underlying could adversely affect the notes

The sponsor of an underlying can add, delete or substitute the components included in or composing any underlying, make other methodological changes that could change the value of any underlying at any time, or discontinue or suspend calculation or dissemination of any underlying.

If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. Please refer to “Description of the Notes—Anti-dilution adjustments for equity securities of a reference shar issuer” and to “Description of the Notes—Anti-dilution adjustments for a reference fund.” Consequently, any of these actions could adversely affect the payment at maturity and/or the market value of the notes.

Market disruptions may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying on any day during the term of the notes or from calculating the amount of any payment due on the notes. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that a market disruption event has occurred, it is possible that one or more of the valuation dates and the maturity date will be postponed, and your return could be adversely affected. No interest or other payment will be payable as a result of such postponement. For additional information, see “Description of the Notes—Market Disruption Events”.

There is no assurance that an active trading market will continue for any underlying or any component included in or composing such underlying, or that there will be liquidity in the trading market

Although the underlying to which your notes may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying or any component underlying included in or composing such underlying or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying or any component underlying included in or composing such underlying to trade easily at which point the value of the notes may be adversely affected.

In some circumstances, the payment you receive on the notes may be based on equity securities or currencies that are not the equity securities of the original reference funds or the reference share issuer or the original reference currencies

In some circumstances, for notes linked to the performance of reference funds or reference shares, the payment you receive on the notes may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund or reference share issuer. Following certain corporate events relating to the reference fund or the reference shares where the reference fund or the reference share issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to the original reference fund or the original reference share issuer, or on cash or any other assets distributed to holders of the original shares of the reference fund or reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property (as described below) in the sections of this product supplement called “Description of the Notes— Anti-dilution adjustments for equity securities of a reference share issuer —Reorganization events” and “Description of the Notes—Changes to the calculation of a reference fund.”

If a “succession event” (as defined under “Description of the Notes—Succession events”) occurs, the reference currency or the base currency may be replaced with a “successor currency” (as defined under “Description of the Notes—Succession events”). If such an event occurs, you could become subject to the performance of the successor currency relative to the base currency or the performance of the reference currencies relative to the successor currency, as applicable. In addition, for notes linked to a basket, if a reference currency is replaced with a successor currency that is the same as another reference currency, the weight of that reference currency in the basket will be effectively increased.

In addition, if, as a result of a succession event, (1) in the case of a former currency that is a reference currency, the successor currency is the same as the base currency, or (2) in the case of a former currency that is the base currency, a reference currency is the same as the successor currency, the spot rate for the affected reference currency on each underlying business day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the underlying business day immediately preceding such effective date. In this case, the spot rate for the remainder of the duration of the notes will be fixed, even if such spot rate would result in a lower payment at maturity, interest payments or any other applicable payments on your notes, and you will also lose the opportunity to participate in the appreciation of the reference currency relative to the base currency, if any. You should read “Description of the Notes—Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the notes.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is, or any underlying with components that are, a reference exchange rate, denominated in a foreign currency, or to any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. Unless otherwise specified in the applicable pricing supplement, we will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

The notes may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the notes may be subject to foreign currency risk. When the prices of the components composing such underlying are converted into the currency in which such underlying is quoted in (the “base currency”) for the purpose of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the equity securities or the components included in or composing such underlying that do not trade in the base currency of the underlying. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components included in or composing such underlying are denominated, the value of such underlying may be adversely affected, and the payment on the notes at maturity may be reduced.

There are significant risks related to an investment in a security that is linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars, and each of which represents underlying equity securities that are quoted and traded in a foreign currency. The ADSs may trade differently from the underlying foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the underlying foreign equity securities on foreign securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the notes.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the notes.

If the notes are linked to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or are ADSs, an investment in the notes is subject to risks associated with foreign securities markets

If the notes are linked, in whole or in part, to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or to the value of the ADSs representing interests in foreign equity securities, an investment in the notes involves risks associated with the securities markets in those countries where the relevant underlyings or components are traded, including risks of market volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

The prices of such underlyings and components may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for notes linked to an underlying comprised of equity securities traded in one or more emerging market countries or a basket of such underlyings.

General Risks Relating to Reference Indices and Funds

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index. We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of securities linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the notes in any way.

The notes may be linked to a price return index, not a total return index

The notes may be linked to a price return index or an excess return index and not a total return index. A price return index is designed to reflect the prices of the components included in such index. By contrast, a total return index reflects the interest, dividends or other distributions paid in respect of the components included in the index. Therefore, any payment due to you could be less than such payment would have been if the notes were linked to a total return index. The relevant pricing supplement will specify, if applicable, whether the notes are linked to a price return index or a total return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or asset class, the performance of such underlying may not correlate with the performance of the entire industry. An underlying may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The notes may be subject to concentration risk

If an underlying or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit, with respect to such underlying, from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the notes may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the notes in terms of the number and variety of industry sectors, asset classes or geographical regions.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

The performance of a reference fund is linked principally to the performance of the tracked index for such reference fund. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, a reference fund generally does not hold all or substantially all of the stocks included in its tracked index but instead invests in a representative sample of the stocks included in tracked index for such fund. Finally, the performance of a fund and of its tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund’s tracked index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a reference fund’s tracked index; and changes to regulatory policies, may cause the performance of a reference fund to differ from the performance of the tracked index for such reference fund. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on a reference fund may correlate imperfectly with the return on such reference fund’s tracked index.

Our right to use a reference index may be suspended or terminated

If the notes are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the notes. If we breach our obligations under any license, the sponsor of the relevant reference index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the notes until their maturity. If our right to use any reference index is suspended or terminated for any reason, it may become difficult for us to determine the level of such reference index and consequently the interest, payment at maturity or any other amounts payable on your notes. The calculation agent in this case will determine the relevant level of such reference index or the fair value of the notes in its sole discretion.

If the notes are linked to a reference fund, the policies of the fund sponsor and changes that affect such reference fund or any index tracked by such reference fund could adversely affect the amount payable on your notes and their value

The policies of the fund sponsor concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting any relevant tracked index are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your notes and the value of your notes before that date. The amount payable on your notes and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of such reference fund’s net asset value, in which case it may become difficult to determine the value of the notes. If events such as these occur, or if the closing level of such reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Notes—Adjustment to the calculation of a reference fund.”

For notes linked in whole or in part to a reference fund that is designed to track an index, the performance of the reference fund may not correlate with the performance of its tracked index

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of its tracked index. Pursuant to a representative sampling strategy, a reference fund invests in a representative sample of securities that collectively has an investment profile similar to its tracked index; however, a reference fund may not hold all or substantially all of the securities, commodities, futures contracts or other assets or financial measures included in its tracked index. Therefore, while the performance of a reference fund is linked principally to the performance of its tracked index, its performance is also generally linked in part to assets other than the securities, commodities, futures contracts or other assets or financial measures included in its tracked index because its investment adviser generally may invest a portion of a reference fund’s assets in securities not included in the tracked index and in other assets, including potentially shares of money market funds affiliated with or advised by the investment adviser.

In addition, the performance of a reference fund will reflect additional transaction costs and fees that are not included in the calculation of its tracked index. Also, the component securities, commodities, futures contracts or other assets or financial measures of a reference fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a reference fund and its tracked index. Finally, because the shares of a reference fund may be traded on a national securities exchange and may be subject to market supply and investor demand, the market value of one share of a reference fund may differ from the net asset value per share of the reference fund.

For all of the foregoing reasons, the performance of a reference fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the notes will not be the same as investing directly in any reference fund or any relevant tracked index or in the securities, commodities, futures contracts or other assets or financial measures held by any reference fund or included in any relevant tracked index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant tracked index.

General Risks Relating to the Reference Funds and Reference Shares

Anti-dilution protection is limited

For notes linked to the performance of a reference fund or a reference share, the calculation agent will make adjustments to the share adjustment factor applicable to a reference fund or reference share for certain events affecting such reference fund or reference share. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “Description of the Notes—Anti-dilution adjustments for a reference fund” and “Description of the Notes—Anti-dilution adjustments for equity securities of a reference share issuer” for further information.

General Risks Relating to the Reference Shares

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

If the notes are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your notes are linked, in whole or in part, to the prices of the ADSs and not to the prices of the corresponding underlying foreign securities, and that there important differences exist between the rights of holders of ADSs and holders of the foreign securities underlying such ADSs. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of the ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the notes. For example, the foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of its ADSs.

In addition, for notes linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity security and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) deem the applicable underlying foreign equity security to replace such ADS, in each case as described below under “Description of the Notes—Delisting of ADSs or termination of ADS facility.” Replacing the original ADS with another security may materially and adversely affect the value of the notes.

General Risks Relating to the Reference Currencies

Even though currencies are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

The interbank market for currencies is a global, around-the-clock market and currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which any relevant currency is traded. To the extent that U.S. markets are closed while the markets for currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the level of the reference currency, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the reference currencies may affect the price of the notes.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the reference currencies or the base currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the reference currencies and the base currency and must be prepared to make special efforts to obtain that information on a timely basis.

CREDIT SUISSE AG

Credit Suisse AG (“Credit Suisse”), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and not as a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.  The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-13 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the notes. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any notes may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying or any components included in or comprising such underlying to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the notes, depending on market conditions (including the level of any underlying), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying, or any components included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the components included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the notes will include the commissions paid to CSSU with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE NOTES

This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described in the other offering documents, the terms described in the applicable pricing supplement will control.

General

The notes are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket of underlyings. The notes will be issued by Credit Suisse under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee.

The notes are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the notes is subject to our ability to pay our obligations as they come due.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The applicable pricing supplement will specify one or more underlyings or the basket to which the notes are linked, and will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

The notes will not be listed on any securities exchange.

Interest

Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the notes.

Early redemption; defeasance

Unless otherwise specified in the applicable pricing supplement, the notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Maturity date

The maturity date of the notes will be specified in the applicable pricing supplement and is subject to postponement as described herein under “—Market disruption events.” Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Payment at maturity

Unless previously redeemed, or purchased by us and cancelled, each note will be redeemed on the maturity date at the cash payment described below.

Unless otherwise specified in the applicable pricing supplement, the payment at maturity on the notes will depend on whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more REN, BREN or DD-BREN components, as described below.

Return Enhanced Notes (REN)

The Return Enhanced Notes, which do not feature a buffer, will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and will be calculated as follows:

•
If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

•	If the final level is equal to the initial level, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

•
If the final level is less than the initial level, you will lose an amount equal to 1% of the principal amount of your notes for every 1% that the final level declines from the initial level. Under these circumstances, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + ($1,000 × underlying return)

For Return Enhanced Notes, which do not feature a buffer, you will lose some or all of your investment at maturity if the final level is less than the initial level.

Buffered Return Enhanced Notes (BREN)

The Buffered Return Enhanced Notes will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and the buffer amount and will be calculated as follows:

•
If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

•
If the final level is equal to the initial level or declines from the initial level and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

•
If the final level is less than the initial level by more than the buffer amount, for every 1% that the final level declines from the initial level beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (underlying return + buffer amount) × downside leverage factor]

For Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final level declines from the initial level by more than the buffer amount.

Dual Directional Buffered Return Enhanced Notes (DD-BREN)

The Dual Directional Buffered Return Enhanced Notes will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and the buffer amount and will be calculated as follows:

•
If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

•	If the final level is equal to the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes of $1,000.

•
If the final level declines from the initial level and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return per $1,000 principal amount of notes equal to the absolute value of the underlying return, calculated as follows:

$1,000 + ($1,000 × absolute underlying return)

•
If the final level is less than the initial level by more than the buffer amount, for every 1% that the final level declines from the initial level beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (underlying return + buffer amount) × downside leverage factor]

For Dual Directional Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final level declines from the initial level by more than the buffer amount.

Notes linked to a weighted basket of return enhanced components

The Notes may be linked to a weighted basket of two or more return enhanced components. The “return enhanced components” may be either REN components, BREN components, DD-BREN components or any combination thereof, as specified in the applicable pricing supplement.

The applicable pricing supplement will specify either (i) the weight of each return enhanced component, which will be fixed for the term of the notes or (ii) the manner in which the weight of each return enhanced component will be determined. We refer to each such weight as a “component weighting.” For each return enhanced component, the applicable pricing supplement will specify whether such component is a REN component, a BREN component or a DD-BREN component. Each return enhanced component will be linked to an underlying, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the basket relative to the initial level of the basket, which in turn is based on the performance of each of the return enhanced components and will be calculated as follows:

$1,000 + ($1,000 × basket return)

With respect to notes linked to a weighted basket of return enhanced components, the “basket return” will be equal to the sum of the products of (a) the component return of each return enhanced component and (b) the component weighting of such return enhanced component. With respect to each return enhanced component, the “component return” will be calculated as specified in the applicable pricing supplement. If applicable and as specified in the applicable pricing supplement, the component return of each return enhanced component may be subject to a maximum return, an upside leverage factor and/or a downside leverage factor. If the applicable pricing supplement specifies a maximum return is applicable with respect to a return enhanced component, any appreciation in such return enhanced component will be limited to such maximum return.

Certain definitions

If applicable, the “fixed payment percentage” is a percentage that will be determined on the pricing date and that will be set forth in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a fixed payment percentage, the appreciation of the notes will be limited to the fixed payment percentage, even if the underlying return is greater than such fixed payment percentage.

If applicable, the “maximum return” is a percentage that will be determined on the pricing date and that will be specified in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return, the appreciation of the notes will be limited to the maximum return even if the underlying return multiplied by the upside leverage factor, if applicable, is greater than such maximum return.

If applicable, the “upside leverage factor” will be a number or percentage as specified in the applicable pricing supplement. If applicable, the “downside leverage factor” will be a number or percentage as specified in the applicable pricing supplement.

The method of calculating the “underlying return” and the “absolute underlying return” will be as specified in the applicable pricing supplement. In addition, the applicable pricing supplement may specify that the notes will be linked to the performance of the lowest performing of two or more underlyings. If applicable, the method of determining the “lowest performing underlying” will be as specified in the applicable pricing supplement.

If applicable, the “buffer amount” will be set forth in the applicable pricing supplement.

The method of determining the “initial level” and the “final level” will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in “—Market disruption events” herein.

The method of determining the initial spot rate and the final spot rate will be specified in the applicable pricing supplement. The final spot rate will be subject to the provisions described in “—Market disruption events” herein.

If your notes are linked to the performance of one or more reference currencies, we may refer to the initial level and the final level as the “initial spot rate” and the “final spot rate,” respectively, in the applicable pricing supplement. The method of determining the initial spot rate and the final spot rate will be specified in the applicable pricing supplement. The final spot rate will be subject to the provisions described in “—Market disruption events” herein.

If your notes are linked to the performance of one or more reference shares or reference funds, we may refer to the initial level and the final level as the “initial share price” and the “final share price” respectively, in the applicable pricing supplement.

The “valuation date” will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in “—Market disruption events” herein.

The “level” of any underlying other than the reference shares at any time during the term of the notes will equal the level displayed on the relevant Bloomberg page at such time, as specified in the applicable pricing supplement (or such other page as may replace that page on that service, or if unavailable on that service, any other service displaying that level, in all cases as determined by the calculation agent).

The “level” of the reference shares at any time during the term of the notes will equal the price of one share for such reference share on the relevant exchange at such time, as specified in the applicable pricing supplement, in all cases as determined by the calculation agent.

For a basket, the “level”, on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

For a reference index, the “closing level”, on any underlying business day or trading day, will be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which the reference index sponsor calculates the closing level of the reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under “—Changes to the calculation of the reference index” herein.

For a reference fund, the “closing level”, on any underlying business day or trading day, will be the last reported sale price for one share of the reference fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the reference fund is listed or admitted to trading) multiplied by the share adjustment factor, which will initially be set at 1.0, subject to the provisions described under “—Anti-dilution adjustments for a reference fund” herein.

For a reference share, the “closing level” for one share of the reference shares (or one unit of any other security for which a closing price must be determined) on any underlying business day or trading day means:

•
if such reference share (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such reference share (or any such other security) is listed or admitted to trading, or

•
if such reference share (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

•
with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which the security is listed or admitted to trading, or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference share (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security), as determined by the calculation agent in its sole discretion.

For a reference exchange rate, the “spot rate” on any underlying business day will be the official fixing from the relevant fixing source at the relevant valuation time, expressed as number of units of the base currency per one unit of the reference currency, as reported by Reuters Group PLC (“Reuters”) or by Bloomberg (“Bloomberg”) or any successor source or page on the relevant page, as specified in the applicable pricing supplement, as determined by the calculation agent in its sole discretion and subject to the provisions described under “—Succession events.” The applicable pricing supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted by the calculation agent to determine the spot rate. If the spot rate for any reference exchange rate on any underlying business day is not published on such Reuters or Bloomberg page, then the calculation agent will determine the spot rate for such reference exchange rate on such underlying business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such spot rate and any other information that it deems relevant, as of such underlying business day.

The “base currency” will be specified in the applicable pricing supplement. If a succession event with respect to the base currency has occurred, the base currency may be replaced by another currency. See “Description of the Notes—Succession events.”

For a basket, the “closing level”, on any underlying business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

An “underlying business day,” with respect to a reference index, reference fund or a reference share, is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. “Exchange” means the principal exchange on which any underlying is traded. “Related exchange” means any exchange on which futures or options contracts relating to the underlying are traded.

An “underlying business day,” with respect to a reference currency, is a day on which (a) The City of New York and the principal financial center for the reference currency as specified in the applicable pricing supplement are open for dealings in foreign exchange, (b) banking institutions in The City of New York and such principal financial center for the reference currency are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the applicable pricing supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

A “trading day” is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the underlying.

The “share adjustment factor” will be set to 1.0 on the date the notes are priced for initial sale to the public and is subject to adjustment as described under “—Anti-dilution adjustments for a reference fund” and “—Anti-dilution adjustments for equity securities of a reference share issuer” herein.

Market disruption events

For a reference index

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any reference index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of an reference index, a “market disruption event” is:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the level of such reference index on the relevant exchange for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference index as a result of which the reported trading prices for securities then constituting 20% or more of the level of such reference index during the one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)	a decision to permanently discontinue trading in those related futures or options contracts.

in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the reference index or any instrument related to the components of the reference index or to adjust or unwind all or a material portion of any hedge position in the reference index with respect to the notes.

For the purpose of determining whether a market disruption event with respect to a reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of a reference index has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such reference index;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date will be postponed in respect of such reference fund to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days for such reference index immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day for such reference index following the scheduled valuation date will be deemed to be such valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange-traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising such reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein).

If two or more valuation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of a reference index on one of such valuation dates (the “disrupted valuation date”), all of the valuation dates that are scheduled to occur on consecutive underlying business days following such disrupted valuation date, if any, will be postponed by the corresponding number of days by which such disrupted valuation date is postponed as a result of such market disruption event.

The valuation date for any underlying not affected by a market disruption event will be the scheduled valuation date for such underlying.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

For a reference fund

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any reference fund and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of a reference fund, a “market disruption event” is:

(a)               the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)               a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)                the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or the applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)               a decision to permanently discontinue trading in those related futures or options contracts.

in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or to adjust or unwind all or a material portion of any hedge position in the reference fund with respect to the notes.

For the purpose of determining whether a market disruption event in respect of a reference fund has occurred:

(a)                a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference fund or the primary related exchange or market for trading in futures or options contracts related to such reference fund;

(b)                limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)                a suspension of trading in futures or options contracts related to such reference fund or the applicable tracked index, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference fund or the applicable tracked index; and

(d)               a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or the applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

If the calculation agent determines that a market disruption event exists in respect of a reference fund on a valuation date, then that valuation date will be postponed in respect of such reference fund to the first succeeding underlying business day for such reference fund on which the calculation agent determines that no market disruption event exists in respect of such reference fund, unless the calculation agent determines that a market disruption event in respect of such reference fund exists on each of the five underlying business days for such reference fund immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day for such reference fund following the scheduled valuation date will be deemed to be such valuation date for such reference fund, notwithstanding the market disruption event in respect of such reference fund, and (b) the calculation agent will determine the closing level for such reference fund on that deemed valuation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “—Changes to the calculation of a reference fund” herein).

If two or more valuation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of a reference fund on a disrupted valuation date, all of the valuation dates that are scheduled to occur on consecutive underlying business days following such disrupted valuation date, if any, will be postponed by the corresponding number of days by which such disrupted valuation date is postponed as a result of such market disruption event.

The valuation date for any underlying not affected by a market disruption event will be the scheduled valuation date for such underlying.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

For o a reference share

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any reference share and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

In respect of a reference share, a “market disruption event” is:

(a)                the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange, for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)               a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)                the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference share, if available, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)               a decision to permanently discontinue trading in such futures or options contracts relating to such reference share;

in each case, as determined by the calculation agent in its sole discretion, and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to adjust or unwind all or a material portion of any hedge position in such reference share with respect to the notes.

For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

(a)           a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)           limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)           a suspension of trading in futures or options contracts related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•              a price change exceeding limits set by such exchange or market;

•              an imbalance of orders relating to such contracts; or

•              a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share; and

(d)           a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

If the calculation agent determines that a market disruption event exists in respect of any reference share on a valuation date, then that valuation date will be postponed in respect of such reference share to the first succeeding underlying business day for such reference share on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five underlying business days for such reference share immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day for such reference share following the scheduled valuation date will be deemed to be such valuation date for such reference share, notwithstanding the market disruption event in respect of such reference share, and (b) the calculation agent will determine the closing price for such reference share on that deemed valuation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

If two or more valuation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of a reference share on a disrupted valuation date, all of the valuation dates which are scheduled to occur on consecutive underlying business days following such disrupted valuation date, if any, will be postponed by the corresponding number of days by which such disrupted valuation date is postponed as a result of such market disruption event.

The valuation date for any underlying not affected by a market disruption event will be the scheduled valuation date for such underlying. If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

For a basket

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the basket and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If the notes are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event will be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Changes to the calculation of a reference index

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any reference index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by the sponsor or index calculation agent, as applicable (the “index sponsor”), but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be such reference index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for such reference index for all purposes of the notes, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a valuation date or other relevant date an index sponsor, index calculation agent or index creator, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date or other relevant date the index sponsor fails to calculate and announce the reference index, then the calculation agent will calculate the payment at maturity using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in its sole discretion in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided to the trustee in the manner set forth below.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any reference fund and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate a reference fund, that successor reference fund or closing level will be substituted for the reference fund for all purposes of the notes.

If at any time:

•	the tracked index is changed in a material respect; or

•
a reference fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of a reference fund and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the price or level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the share adjustment factor for any reference fund and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
the number of shares that a holder of one share of such reference fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a (i) share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all or substantially all holders of shares of such reference fund or (ii) distribution of shares of the reference fund as a result of the triggering of any provision of the corporate charter of such reference fund, then, once the dividend or distribution has become effective and the shares of such reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all or substantially all holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the shares of such reference fund are trading ex-dividend, the share adjustment factor for such reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the amount by which such “current market price” exceeds the “fair market value” of such distribution.

With respect to a reference fund, the “current market price” means the closing level of one share of the reference fund on the underlying business day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

With respect to a reference fund, the “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution.

With respect to a reference fund, the “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed in respect of one share of such reference fund in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent in its sole discretion. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per share of such reference fund will equal the closing price of one share or other unit of such distributed property on such ex-dividend date as determined by the calculation agent in its sole discretion.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

  Anti-dilution adjustments for equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the price or level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the share adjustment factor for any reference share and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

For purposes of these adjustments, except as noted below, if ADSs are serving as reference shares, all adjustments to the share adjustment factor for reference shares will be made based on the occurrence of the corporate events specified below with respect to the applicable underlying foreign equity securities. Therefore, for example, if the applicable underlying foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for such reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to

2.0. If the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If ADSs are serving as the relevant reference shares, no adjustment to the applicable price or closing price of the ADSs or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has already adjusted the number of shares of the applicable underlying foreign equity securities represented by such ADSs to reflect the corporate event in question, as determined by the calculation agent in its sole discretion. However, to the extent that the number of shares of the applicable underlying foreign equity securities represented by such ADSs is changed for any other reason, appropriate adjustments to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, then once such split has become effective, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
the number of shares that a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares that is given ratably to all or substantially all holders of such reference shares or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or  “—Extraordinary cash dividends or distributions” or “—Issuance of transferable rights or warrants” below), then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

With respect to a reference share, the “current market price” means the closing price of one share of such reference share on the underlying business day for such reference share immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference share.

The “ex-dividend date,” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution.

The “fair market value” of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent in its sole discretion. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date, as determined by the calculation agent in its sole discretion.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” or “—Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events” or will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of a reference share will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference share by an amount equal to at least 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If a reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date:

(a)  there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer;

(b)  a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for or converted into other property;

(c)  any statutory exchange of the shares of a reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

(d)  a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)  a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”); or

(f)  a tender or exchange offer or going private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “reorganization event”), then the price on any day for such reference shares or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

If a reorganization event other than those described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, the closing level or the level of such reference share, as applicable, as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares occurs, the calculation agent will be solely responsible for the determination of any exchange property (as defined below), the value of any exchange property and the effect of the reorganization event on the initial level, the closing level or the level of the reference shares, as applicable, and its determinations and calculations will be conclusive absent manifest error.

If a reorganization event with respect to the reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the price on any day for such reference shares will be determined by reference to the value of the exchange property in respect of each reference share following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•
If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange (“exchange-traded securities”), the value of such exchange property will equal the closing price on the relevant exchange or market for such exchange-traded securities as determined by the calculation agent in its sole discretion.

•
if the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event other than a spin-off event, will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of the reference shares in or as a result of such reorganization event. In the event of any reorganization event in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any exchange property.

In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events contained herein.

In the case of a tender or exchange offer or going private transaction for all the outstanding reference shares that is consummated and completed for all or substantially all of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

The calculation agent will be solely responsible for the determination and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the reference shares.

If a spin-off event with respect to the reference shares occurs, then, on and after the ex-dividend date for such reference shares for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the closing price of such reference shares on the trading day immediately preceding the ex-dividend date for such reference shares with respect to the spin-off event (the “prior price”) and the denominator of which is the amount by which the prior price exceeds the amount of cash equal to the value per share of such reference shares of the distribution made subject to such spin-off event.

As a result, following a spin-off event, holders of the notes will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

The calculation agent will be solely responsible for the determination and calculation of the value of the distribution of equity securities subject to a spin-off event, and, in all circumstances, will make its determinations in good faith to be appropriate to account for such spin-off event.

Succession events

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the reference currency and base currency and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “succession event” means the occurrence of either of the following events:

(i)           a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(ii)           any relevant reference currency country or base currency country (each as defined below) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

We refer to such applicable reference currency or such base currency, as applicable, with respect to which a succession event has occurred as the “former currency.”

On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

(i)           in the case of clause (a) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

(ii)           in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the spot rate of the former currency relative to the base currency or the applicable reference currency relative to the base currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “successor currency.”

Upon the occurrence of a succession event:

(x)           if the former currency is a reference currency, the initial spot rate for the successor currency will be equal to (A) the product of the initial spot rate for the former currency and the official conversion rate for the former currency per one unit of successor currency (as publicly announced by the reference currency country) used by the country or economic region the lawful currency of which is such reference currency (a “reference currency country”) to set its official exchange rate for the base currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the reference currency country, the product of the spot rate for the successor currency on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for the former currency and the denominator of which is the spot rate for the former currency on the underlying business day immediately preceding the effective date of such succession event; or

(y)           if the former currency is the base currency, the initial spot rate for each reference currency will be adjusted to be equal to (A) the product of the initial spot rate for such reference currency immediately prior to such adjustment and the official conversion rate for the successor currency per one unit of former currency (as publicly announced by the base currency country) used by the country or economic region the lawful currency of which is the base currency (the “base currency country”) to set its official exchange rate for such reference currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the base currency country, the product of the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the successor currency) on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for such reference currency immediately prior to such adjustment and the denominator of which is the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the former currency) on the underlying business day immediately preceding the effective date of such succession event.

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner substitute a Reuters or Bloomberg page for purposes of determining the spot rates of the affected reference currencies.

Notwithstanding the foregoing, if, as a result of a succession event, (1) in the case of a former currency that is a reference currency, the successor currency is the same as the base currency, or (2) in the case of a former currency that is the base currency, a reference currency is the same as the successor currency, in lieu of the adjustments described in the preceding paragraphs (x) and (y), the spot rate for the affected reference currency on each underlying business day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the underlying business day immediately preceding such effective date.

Delisting of ADSs or termination of ADS facility

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the reference shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If ADSs serving as reference shares (the “original reference shares”) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the applicable underlying foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares in respect of the successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying foreign equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the notes with respect to such ADS (a “hedging restriction”); provided further, that if the successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement and the applicable pricing supplement to “reference share issuer” of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) (1) for notes linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the valuation date or the arithmetic average of the closing prices of one share of such successor reference shares on the valuation dates, as applicable, in each case times the share adjustment factor on such date, provided that, for notes with valuation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with “—Adjustments” above after the first valuation date but on or prior to the final valuation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date, or (2) for notes linked to a basket, the closing price for such successor reference shares on any trading day will be the closing price of one share of such successor reference shares on such trading day times the share adjustment factor for such successor reference shares on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Anti-dilution adjustments for equity securities of a reference share issuer.”

Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under “—Anti-dilution adjustments for equity securities of a reference share issuer.”

If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the applicable underlying foreign equity security to replace the reference shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying foreign equity securities represented by a single ADS, subject to further adjustments as described under “—Anti-dilution adjustments for equity securities of a reference share issuer.” The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final valuation date into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the notes as determined by at least three but not more than five broker  dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Purchases

We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the notes are represented by the global notes, we will pay the payment at maturity on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the notes, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest.”

Further issues

We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking pari passu with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS OR BASKET

The one or more underlyings or basket to which the notes are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying as set forth herein, such successor underlying will be substituted for that underlying for all purposes of the notes, as determined by the calculation agent in its sole discretion.

Reference shares

If the applicable pricing supplement specifies that the notes will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to any reference shares or other securities of the reference share issuers. We have derived any and all disclosures contained in the relevant pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to any reference share issuers. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore the final share prices) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers could affect the payment at maturity with respect to the notes and therefore the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

We and/or our affiliates may currently or from time to time engage in business with reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or reference share issuers, and neither we nor any of our affiliates undertake to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to any reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of the notes, you should undertake an independent investigation of any reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Reference indices, reference funds, reference shares and reference exchange rates

Additional information relating to any applicable reference indices, reference funds, reference shares and reference exchange rates will be set forth in an underlying supplement or the applicable pricing supplement.

Historical performance of the underlying

We will provide historical price or level information on any underlying in the relevant pricing supplement. You should not take any of those historical prices or levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the notes that may be relevant to holders of the notes that acquire their notes from us as part of the original issuance of the notes. This discussion applies only to holders that hold their notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds a note as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of the notes, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the notes, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the notes

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your notes. Thus, the characterization of the notes is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the notes should be treated, for U.S. federal income tax purposes, as a prepaid forward contract or a prepaid financial contract, with respect to the underlying, as applicable, that is eligible for open transaction treatment. The applicable pricing supplement for the notes will state whether the notes should be treated, for U.S. federal income tax purposes, as a prepaid forward contract or a prepaid financial contract, with respect to the relevant underlying. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the notes, you agree to treat your notes for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the notes in accordance with such characterization, the balance of this discussion assumes that the notes will be so treated.

You should be aware that the characterization of the notes as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that notes with a term of more than one year constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your notes. However, if the notes had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. It is also possible that the IRS would seek to characterize your notes as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the notes would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the notes for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of notes that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding notes, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the notes.

In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under “Constructive ownership transaction rules,” and the discussion below under “Notes linked to a basket of foreign currencies”), upon receipt of the redemption amount of a note from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the note at that time. For notes with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at maturity. For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Upon the sale or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the note (generally its cost). For notes with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Constructive ownership transaction rules

Under Code section 1260, all or a portion of the gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to all or a portion of the gain derived from the notes if the notes reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in an exchange-traded fund or a passive foreign investment company. The applicable pricing supplement for the notes will contain additional information relating to Code section 1260 if they reference an equity interest in a pass-thru entity.

Notes linked to a basket of foreign currencies

In the case of notes linked to a basket of foreign currencies, your gain or loss will generally be ordinary income or loss (as the case may be) for U.S. federal income tax purposes. However, holders of certain forward contracts, futures contracts, or option contracts generally are entitled to elect to treat any gain on the sale or redemption of the notes as capital gain pursuant to a Code section 988(a)(1)(B) election (a “Section 988 Capital Treatment Election”). We believe that the notes should qualify for a Section 988 Capital Treatment Election, provided the applicable conditions set forth in the regulations under Code section 988 are met. Assuming the Section 988 Capital Treatment Election is available, if you make this election before the close of the day on which you acquire a note, all gain or loss you recognize on a sale or exchange of the note should be treated as capital gain or loss. For notes with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. For notes with a term of one year or less, such gain or loss will be short-term capital gain or loss. A U.S. Holder must make the Section 988 Capital Treatment Election with respect to the notes it holds by (a) clearly identifying the transaction on its books and records on the date the transaction is entered into as being subject to this election and either (b) filing the relevant statement verifying this election with such U.S. Holder’s U.S. federal income tax return or (c) otherwise obtaining independent verification as set forth in the regulations under Code section 988. You should consult your tax advisor regarding the U.S. federal income tax considerations with respect to an investment in the notes, as well as the availability, mechanics, and consequences of a Section 988 Capital Treatment Election.

You should note that Revenue Ruling 2008-1 holds that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. If the IRS were to characterize the notes as debt instruments denominated in a foreign currency or currencies, you would not be able to elect to treat any gain on the sale or redemption of the notes as capital gain pursuant to a Section 988 Capital Treatment Election, which might be available if the notes were foreign currency forward contracts. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the revenue ruling.

Notes held through foreign accounts

Under the “Hiring Incentives to Restore Employment Act” (the “Act”) and recently proposed regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” generally are certain payments attributable to withholdable payments. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the notes as withholdable payments for these purposes.

Withholding under the Act described above will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Pursuant to the proposed regulations, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013, (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2014, and (iii) passthru payments made after December 31, 2016. Additionally, the provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that are outstanding on January 1, 2013. Thus, if you hold your notes through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2013 may be subject to 30% withholding.

Non-U.S. Holders generally

In the case of a holder of the notes that is not a U.S. Holder (a “Non-U.S. Holder”) and has no connection with the United States other than holding its notes, payments made with respect to the notes will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the notes should refer to the discussion above relating to U.S. Holders.

Substitute dividend and dividend equivalent payments

The Act and recently proposed and temporary regulations treat a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). Proposed regulations provide criteria for determining whether a notional principal contract will be a specified notional principal contract, effective for payments made after December 31, 2012.

Proposed regulations address whether a payment is a dividend equivalent. The proposed regulations provide that an equity-linked instrument that provides for a payment that is a substantially similar payment is treated as a notional principal contract for these purposes. An equity-linked instrument is a financial instrument or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, or other contractual arrangement. Although it is not certain, an equity-linked instrument could include instruments treated as indebtedness for U.S. federal income tax purposes. The proposed regulations consider any payment, including the payment of the purchase price or an adjustment to the purchase price, to be a substantially similar payment (and, therefore, a dividend equivalent payment) if made pursuant to an equity-linked instrument that is contingent upon or determined by reference to a dividend (including payments pursuant to a redemption of stock that gives rise to a dividend) from sources within the United States. The rules for equity-linked instruments under the proposed regulations will be effective for payments made after the rules are finalized. Where the notes reference an interest in a fixed basket of securities or a “customized index,” each security or component of such basket or customized index is treated as an underlying security in a separate notional principal contract for purposes of determining whether such notional principal contract is a specified notional principal contract or an amount received is a substantially similar payment.

We will treat any portion of a payment on the notes that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax, unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. Investors should consult their tax advisors regarding whether payments on the notes constitute dividend equivalent payments.

U.S. federal estate tax treatment of Non-U.S. Holders

The notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the notes at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

IRS Notice on certain financial transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the notes should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the notes to recognize income in respect of the notes prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the notes being treated as ordinary income. It is also possible that a Non-U.S. Holder of the notes could be subject to U.S. withholding tax in respect of the notes under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your notes (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Information reporting regarding specified foreign financial assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011. Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold. Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder. Specified domestic entities are not required to file Form 8938 until the proposed regulations are final. Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup withholding and information reporting

A holder of the notes (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the notes may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1), (E) the qualified professional asset manager exemption (PTCE 84-14) and (F) ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions.  A common condition of most exemptions is that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

Unless otherwise specified in the applicable pricing supplement, we will sell the notes to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the notes it has purchased as principal to other dealers. CSSU may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the notes. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the notes and any broker dealer subsidiary or affiliate that does make a market in the notes may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

CSSU is one of our wholly owned subsidiaries. The net proceeds received from the sale of the notes will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the notes of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the notes to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•  Over-allotment involves sales by CSSU in excess of the principal amount of notes CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing notes in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the notes may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or CSSU that would permit a public offering of the notes or possession or distribution of the offering documents in any jurisdiction other than the United States.

Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

 Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission ("Comisión Nacional de Valores") for approval. Accordingly, the notes may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the notes in Argentina.

Brazil

The notes have not been and will not be registered under the Brazilian Securities Commission and may not be offered or sold within Brazil or to, or for the account or benefit of Brazilian persons except in a private offering. The Counterparty represents and agrees that it has not offered or sold, and shall not offer or sell, any notes constituting part of its allotment within Brazil. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Products.

Chile

NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18,045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED INVESTORS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

Colombia

This document does not constitute a public offer in the republic of Colombia. The notes are offered under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. The offer of the notes is addressed to less than one hundred specifically identified investors. Credit Suisse’s products and/or services may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia. Colombian eligible investors acknowledge Colombian laws and regulations (in particular, foreign exchange, securities and tax regulations) applicable to any transaction or investment consummated in connection with any applicable investment and under applicable regulations and represent that they are the sole liable party for full compliance with any such laws and regulations. In addition, the investor ensures that Credit Suisse will have no responsibility, liability or obligation in connection with any consent, approval, filing, proceeding, authorization or permission required by the investor or any actions taken or to be taken by the investor in connection with the offer, sale or delivery of Credit Suisse’s products and/or services under Colombian law.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of notes may be offered to the public in that relevant member state at any time:

•	to any legal entity that which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of notes described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this product supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Mexico

The notes have not been offered or sold and will not be offered or sold in Mexico by any subsidiary of the Issuer.

The notes have not and will not be registered with the National Registry of Securities maintained by the National Banking and Securities Commission of Mexico and have not and may not be publicly offered in Mexico. The notes may only be offered in Mexico pursuant to a private placement to institutional and qualified investors in Mexico as such terms are defined by the Mexican Ley del Mercado de Valores.

Panama

The notes have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the notes must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the notes.

The offering and transferability of the notes is restricted and there will be no public market for them.

Investors may not act, in regard to the notes, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.  Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any notes must agree: (i) not to make an offer to resell said notes to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the notes through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The notes will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the notes have not been, and will not be, registered with the Peruvian Superintendency of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the notes are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the notes, all necessary registrations with the Peruvian Superintendency of Banks, Insurance and Pension Funds (Superintendencia de Banca, Seguros y AFPs) (SBS)

will need to be made.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the notes to determine their ability to invest in them.

Uruguay

This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Credit Suisse AG